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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1995 included in Energy Ventures, Inc.'s (the "Company") Form 10-K for the year ended December 31, 1994, to the inclusion in this registration statement of our report dated March 1, 1995 related to the Company's consolidated financial statements for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
August 17, 1995